Exhibit 99.1

FOR IMMEDIATE RELEASE

April 9, 2024

Generation Income Properties Announces Fourth Quarter and Year-End 2023 Financial and Operating Results

TAMPA, FLORIDA – Generation Income Properties, Inc. (NASDAQ: GIPR) ("GIPR" or the "Company") announced its twelve- month financial and operating results for the period ended December 31, 2023.

Annual Highlights

(For the 12 months ended December 31, 2023)

•
Generated net loss attributable to GIP common shareholders of $6.2 million, or $2.46 per basic and diluted share.
•
Generated Core FFO of $534 thousand, or $0.21 per basic and diluted share.
•
Generated Core AFFO of $705 thousand, or $0.28 per basic and diluted share.

FFO and related measures are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to Core FFO and Core AFFO is included at the end of this release.

Portfolio

•
Approximately 68% of the Company's portfolio’s annualized base rent as of December 31, 2023 was derived from tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of “BBB-” or better. Our largest tenants are the General Service Administration, Dollar General and the City of San Antonio who collectively contributed 39%.
•
The Company’s tenants are 100% rent paying and have been since our inception.
•
84% of our portfolio’s annualized base rent in our current portfolio provide for increases in contractual base rent during future years of the current term or during the lease renewal periods.
•
The average ABR per square foot is $16.02.

Liquidity and Capital Resources

•
$3.15 million in total cash and cash equivalents as of December 31, 2023.
•
Total mortgage loans, net was $56.8 million as of December 31, 2023.

Financial Results

•
Total revenue was $7.6 million during the twelve-month period ended December 31, 2023, as compared to $5.4 million for the twelve-month period ended December 31, 2022. This represents a year-over-year increase of 40% driven primarily by the acquisition of properties.
•
Operating expenses, including G&A, for the same periods were $11.1 million and $7.9 million, respectively, due to increases in depreciation and amortization, interest expense and building expenses from recent acquisitions.
•
Net operating income (“NOI”) for the same periods was $5.9 million and $4.2 million, a 40% increase from the same period last year, which is a direct result of the acquisition of properties.
•
Net loss attributable to common shareholders for the twelve months ended December 31, 2023 was $6.2 million as compared to $3.2 million for the same period last year.

2024 Guidance

The Company is not providing guidance on future financial results or acquisitions and dispositions at this time. However, the Company will provide timely updates on material events, which will be broadly disseminated in due course. The Company’s executives, along with its Board of Directors, continue to assess the advisability and timing of providing such guidance to better align GIPR with its industry peers.

Commenting on the Year and GIPR's 2024 outlook, a letter from CEO David Sobelman:

To the shareholders of Generation Income Properties, Inc.:

I always think it's important to communicate with our shareholders, either in the public domain or in direct conversations, when possible, but this year's letter seems to be especially important due to many factors. I prefer you hear news from me, the founder and CEO, and not an investor relations professional or someone trying to "spin" the narrative in a positive way. With me, you get the good and the bad. If you are a shareholder of GIPR, then you are a landlord to some of the nation's largest institutions, and while we're a growing company, you have entrusted us with your money and deserve to get straight talk on the outlook of your investment. We operate under the regulations and rules of many well-respected institutions-- the SEC, IRS, FINRA, Nasdaq, etc. There are many "eyes" on us as we navigate both the real estate and capital markets in order to grow the company. But no eyes are more important than those that we serve, our shareholders.

I started my real estate career in 2003, which most economists would say was the tail end of a recession. I was young and naive enough to not know that it was a recession, so, in hindsight, I'm especially grateful to those who gave me a job. In fact, within the same week in 2003, I got a job, got engaged and was accepted to compete in a triathlon I had been working towards for about ten years. It was a big week. Twenty years later, I'm still married to the same woman, Tanner, who took the biggest risk of her life by marrying me. I didn't fit the profile of what her father laid out for her during her formative years, but she told him to give me a chance after he questioned her about the amount of time we were spending together while we were dating.

The genesis of GIPR came from my experiences of watching multigenerational families invest with a philosophy that while everyone's goal is to make money, there is a curtailed exuberance around making all their money in a short period of time. Essentially, they wanted the "alpha" (a finance term for beating the market) but knew that it wasn't going to happen in a day. I've instilled that mindset into GIPR, but frankly, it's not resonating with everyone who holds our shares. GIPR is not a casino where we hope to make a quick buck so we can enjoy a night out. Also, we're not a "stock du jour" where we want a tremendous amount of attention solely because we have a tremendous amount of opportunity for growth. We simply buy buildings with strong tenants who can pay us rent for as long as possible, and in some cases, that may mean decades.

We have a simple business model that is extremely scalable. We buy buildings. We buy buildings in strong markets with large institutions as tenants. And we buy these buildings at fair prices that are congruent with present market conditions. That's as simple as it gets. Twenty years ago, when I started my real estate career, there was no better investment than an extremely large office building used as a company's headquarters. Conversely, an industrial building was an asset type that you could barely give away because they were not attractive, high-traffic investments. Today, those roles are completely reversed, and its one of the main reasons I feel that a strong, diversified portfolio of well-located net lease properties is a business model that can fare market cycles as well as provide needed and complementary growth for all involved: GIPR shareholders, GIPR tenants and GIPR stakeholders.

Our Stock

It is clear to me that access to the public markets, where liquidity and emotion drive most of the decisions, has not been favorable to us in recent months. My speculation on why there was a sudden temporary drop in our price leads me to believe that the distribution of shares to Modiv Industrial's (NYSE: MDV) shareholders in January of 2024 led many of those who had been given shares of GIPR through the distribution the option to sell their shares very quickly. Some took advantage of selling the GIPR shares in the open market at any price. While we're never happy to see our price go down, we see this as a hopefully temporary down-period and the positives of the transaction are still apparent to see.

We essentially doubled our size in many aspects as a result of the transaction with Modiv, including in the number of shares, market cap, number of properties, and net operating income among some other measures. Additionally, our trading volume drastically increased in the month of February 2024 to about five times our average volume, with some days hitting over 100,000 shares traded. This is a good sign to show that we're able to provide a higher level of liquidity and that there are buyers for our securities. Ben Graham taught Warren Buffet that "In the short run the market acts as a voting machine; in the long run it becomes a weighing machine."

My GIPR Exposure

As of the day this letter is published, I am one of the largest shareholders of GIPR. I have used my after-tax salary and income to purchase additional shares in the open market, just as you do, as I believe our shares are a path to create wealth for the Sobelman family's future generations and I actively use my family’s money to increase my exposure to GIPR. Additionally, due to our size, I have and continue to personally guarantee loans that have been made for the benefit of all shareholders. But I am happy and confident to hold that role because I never forget that your money is not my money, and even my personal investments into GIPR are your money.

Internal Growth

We are providing a healthy amount of internal growth to our shareholders by focusing on how we can improve our current portfolio. In the fourth quarter of 2023 and subsequently the beginning of 2024, we have achieved a significant amount of positive activity that will directly impact the long-term stability to GIPR properties that will hopefully lead to higher valuations. We have always been "hands-on" net lease owners and communicate regularly with our tenants. We're now seeing the benefits of our relational core value benefit both our tenants and our shareholders.

•
PRA Group (Nasdaq: PRAA) - the Nasdaq listed, approximately $1 billion market cap company, did not exercise their termination option in 2023 and will continue to operate out of our office building they occupy at their corporate headquarters in Norfolk, VA.
•
Dollar Tree (Nasdaq: DLTR) - has agreed to an early extension to their lease by five years, to 2030, which helps in increasing the overall weighted average lease term, or WALT, of our portfolio.
•
US Navy (GSA - The Federal Government) Building - our previously announced discussions with a tenant to backfill of our vacancy next to our The US Navy in Norfolk, VA was consummated with the Armed Services YMCA (ASYMCA), who signed a ten-year lease with two five-year renewal options for approximately 20,000 square feet.

Our other, primarily investment grade tenanted assets throughout the country are continuing to perform as planned, and we visit the properties and talk with both local managers and corporate headquarter representatives in line with our relational core values. With tenants like the Federal Government, Starbucks, Best Buy, etc., we are fortunate to have a steady cash flow during our tenants’ occupancy, and we are charged with maintaining and increasing the occupancy and rental income during our ownership.

External Growth

Like most of the twenty or so public net lease REITs, we purchased very little in 2023 as it relates to the extremely strong pipeline that our acquisitions team has put together over the last year. However, the purchase we made, thirteen properties in seven states for $42 million, allowed for 100% growth for GIPR in many respects. We know that we're one of the few net lease REITs who can provide outsized growth in revenue and gross asset value compared to our much larger peers. In some circumstances, some of our public REIT counterparts need to add billions of dollars of assets in a given year in order to experience single digit percentage growth whereas we can add much less to our portfolio in shorter periods of time and gain double- and triple-digit percentage growth which is something that we're highly focused on as a company.

We believe that GIPR is primed for growth. We have the platform, team, structure, underwriting savviness, and access to properties that are coveted by most investors. What we don't have is a meeting of the minds with sellers who believe that pricing will return to their favor in short order. We are not economists-- we're realists and pragmatists. Most sellers believe that their properties are worth more than we believe they are worth. While we understand that the company will be rewarded with external growth, we won't be rewarded with external growth if we overpay. The net lease market is essentially at a stalemate. Net lease transaction volume was drastically down in 2023, from 2022, and we believe will continue to be down until sellers finally come to the realization that time is not on their side.

Additionally, we buy assets that most other net lease investors won’t, and we spend the time, before and after our ownership, making sure it is a good long-term investment for the company. We look at things differently than most of the market, and we should get higher returns on top of where market returns are for more popular property profiles.

Our Conversations

While we haven't added a property since August 2023, our pipeline to acquire assets has never been larger than it is today. Our underwriting team remains very active, and our investment committee meetings are substantive and robust. The challenge is that the cost to own assets at yesterday's prices, where most sellers want to transact, isn't allowing for GIPR to purchase properties that will be accretive to our balance sheet.

We may be the only conversation that a seller is having about selling their asset in today's market, but their valuation, versus ours, is not anywhere close to where the seller wants to transact. Therefore they are taking the risk that their expectations will be realized on their timing. The amount of conversations we're having with sellers, contributors and their representatives has drastically increased since this time last year. I had no idea that the buyer pool would become so shallow and we are now one in a handful of potential purchasers as opposed to one in a deep pool of unsophisticated investors who were solely taking advantage of a low cost of capital instead of being actual real estate investors.

We have identified properties and portfolios that fit our investment thesis very nicely and we plan to continue to add those types of properties to our pipeline as we determine that they are potential targets for us to pursue. Additionally, we're in different stages of discussions with owners to contribute properties to GIPR in our UPREIT program, which is a tax-deferred 721 Exchange and which provides similar tax treatment as a more traditional 1031 exchange.

The Market

To emphasize this point, there remains a disconnect between buyers and sellers on pricing. Even with transaction volumes down at least 50% from the prior year, sellers are hesitant to transact in today's environment with the hopes that interest rates will dramatically drop in the near future. We are not one of those buyers waiting for interest rates to drop. We are prepared now to have assets contributed to our portfolio in today's market, at today's valuations, and we will continue our patience. We look at things this way: what if interest rates don't substantially drop? What if they only slightly drop? What if interest rates stay at this level for several years? We've heard all of these arguments, and it seems like the only one that sellers want to hear is, "just wait." Sellers who purchased properties in the last few years are, most likely, seeing that the value of their asset is tremendously worth less than it was when they purchased the asset. I'm very thankful that we didn't buy a lot of low cap rate net lease assets and we have a more substantial company to purchase properties that are, most likely, in the higher cap rate range compared to the prevailing cap rates for the recent and distant past.

Final Thoughts

If you haven't read Team of Rivals by Doris Kearns Goodwin, then I highly recommend it to you. She summarizes, with great detail, the life of Abraham Lincoln and how he brought his rivals into his Cabinet when he became President in order to receive different opinions as well as to make the country as democratic as possible. Lincoln, who was deemed to be a "weak" Republican, ultimately made our country stronger by showing others that there was a way to success that hadn't been contemplated before and ultimately his rivals became his allies. Lincoln was a gifted politician because he truly cared about people and the future of our country. GIPR has a similar structure, where we have various opinions in our midst and we're able to make decisions that benefit all involved. We have our staff, our independent Board of Directors, our counsel, our auditors, our contractors, and, of course, our shareholders who all have a hand in making GIPR not only a reality but a success. We have you cheering us on and making sure we make good, smart and safe decisions on your behalf.

Tanner, my wife, has a tremendous gift of being sensible and kind. She knows the first names of her great-grandparents and she emphasizes the importance that our family passes down names from previous generations. My wife took a chance on me more than twenty years ago when her father questioned the amount of time she was spending with me, and I believe that due to our size, many of our shareholders are taking a similar chance on me and the team at Generation Income Properties. You may like our industry, our culture, our dividend or our investment thesis, but we're still fairly unknown in the overall REIT space and believe that this year and next, that will change. You may be playing the role of my father-in-law, who I am now very close to, and erring on the side of caution because we're not your "down the middle" investment. Whatever your motivations are to be a part of GIPR, we're grateful for your involvement and hopefully you can see that my father-in-law was right in questioning my wife...but Tanner was also right.

Signed,

David Sobelman

Chairman of the Board

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company’s control which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not be able to timely identify and close on acquisition opportunities, our limited operating history, potential changes in the economy in general and the real estate market in particular, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 8, 2024, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds from Operations (“AFFO”), Core Adjusted Funds from Operations ("Core AFFO"), and Net Operating Income (“NOI”). We believe the use of Core FFO, Core AFFO and NOI are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and related measures, including NOI, should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. You should not consider our Core FFO, Core AFFO, or NOI as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. Our reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Consolidated Balance Sheets

	As of December 31,	As of December 31,
	2023	2022

Assets
Investment in real estate
Land	$21,996,902	$12,577,544
Building and site improvements	71,621,499	39,764,890
Acquired tenant improvements	2,072,205	907,382
Acquired lease intangible assets	10,571,331	4,677,928
Less: accumulated depreciation and amortization	(8,855,332)	(5,623,318)
Net real estate investments	97,406,605	52,304,426
Investment in tenancy-in-common	-	1,218,268
Cash and cash equivalents	3,117,446	3,718,496
Restricted cash	34,500	34,500
Deferred rent asset	1,106,191	288,797
Prepaid expenses	139,941	132,642
Accounts receivable	241,166	96,063
Escrow deposits and other assets	493,393	184,241
Right of use asset, net	6,152,174	6,232,662
Total Assets	$108,691,416	$64,210,095

Liabilities and Equity
Liabilities
Accounts payable	$406,772	$173,461
Accrued expenses	688,146	365,624
Accrued expense - related party	683,347	128,901
Acquired lease intangible liabilities, net	1,016,260	639,973
Insurance payable	34,966	46,368
Deferred rent liability	260,942	251,798
Lease liability, net	6,415,041	6,356,288
Other payable - related party	1,809,840	2,587,300
Loan payable - related party	5,500,000	1,500,000
Mortgage loans, net of unamortized debt discount of $1,326,362 and $717,381 at December 31, 2023 and 2022, respectively	56,817,310	35,233,878
Derivative liabilities	537,424	-
Total liabilities	74,170,048	47,283,591

Redeemable Non-Controlling Interests	18,812,423	5,789,731

Preferred Stock - Series A Redeemable Preferred stock, net,
$0.01 par value, 2,400,000 shares authorized, issued, and outstanding at December 31, 2023 with liquidation preferences of $5 per share and no shares authorized or issued in 2022	11,637,616	-

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 2,620,707 and 2,501,644 shares issued and outstanding at December 31, 2023 and 2022, respectively	26,207	25,016
Additional paid-in capital	18,472,049	19,307,518
Accumulated deficit	(14,833,058)	(8,640,796)
Total Generation Income Properties, Inc. Stockholders' Equity	3,665,198	10,691,738

Non-Controlling Interest	406,131	445,035
Total equity	4,071,329	11,136,773

Total Liabilities and Equity	$108,691,416	$64,210,095

Consolidated Statements of Operations

(unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2023	2022	2023	2022
Revenue
Rental income	$3,107,063	$1,360,492	$7,593,564	$5,394,778
Other income	15,472	36,847	39,036	37,684
Total revenue	$3,122,535	$1,397,339	$7,632,600	$5,432,462

Expenses
General and administrative expense	500,460	425,001	1,734,134	1,647,987
Building expenses	633,986	359,819	1,699,200	1,208,192
Depreciation and amortization	1,441,599	559,896	3,538,569	2,110,975
Interest expense, net	1,037,821	531,876	2,744,406	1,620,237
Compensation costs	392,337	385,364	1,372,539	1,310,796
Total expenses	4,006,203	2,261,956	11,088,848	7,898,187
Operating loss	(883,668)	(864,617)	(3,456,248)	(2,465,725)
Other expense	-	-	(506,639)	-
Loss on derivative valuation, net	(401,782)	-	(401,782)	-
Income on investment in tenancy-in-common	-	13,457	32,773	37,298
Dead deal expense	-	(21,691)	(109,569)	(174,722)
Loss on debt extinguishment	-	-	-	(144,029)
Net loss	$(1,285,450)	$(872,851)	$(4,441,465)	$(2,747,178)
Less: Net income attributable to non-controlling interests	$593,881	$103,515	$1,275,797	$490,462
Net loss attributable to Generation Income Properties, Inc.	$(1,879,331)	$(976,366)	$(5,717,262)	$(3,237,640)
Less: Preferred stock dividends	285,000	-	475,000	-
Net loss attributable to common shareholders	$(2,164,331)	$(976,366)	$(6,192,262)	$(3,237,640)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	2,528,109	2,501,644	2,520,437	2,313,112

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.86)	$(0.39)	$(2.46)	$(1.40)

Reconciliation of Non-GAAP Measures

(unaudited)

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to Net Operating Income (“NOI”):

	Three Months ended December 31,			Twelve Months ended December 31,
	2023	2022		2023	2022

Net loss attributable to common shareholders	$(2,164,331)	$(976,366)		$(6,192,262)	$(3,237,640)
Plus: Net income attributable to non-controlling interest	593,881	103,515		1,275,797	490,462
Plus: Net income attributable to preferred	285,000	-		475,000	-
Net income (loss)	(1,285,450)	(872,851)	-	(4,441,465)	(2,747,178)

Plus:
General and administrative expense	$500,460	$425,001		$1,734,134	$1,647,987
Depreciation and amortization	1,441,599	559,896		3,538,569	2,110,975
Interest expense, net	1,037,821	531,876		2,744,406	1,620,237
Compensation costs	392,337	385,364		1,372,539	1,310,796
Other expense	-	-		506,639	-
Loss on derivative valuation, net	401,782	-		401,782	-
Income on investment in tenancy-in-common	-	(13,457)		(32,773)	(37,298)
Dead deal expense	-	21,691		109,569	174,722
Loss on debt extinguishment	-	-		-	144,029
Net Operating Income	$2,488,549	$1,037,520		$5,933,400	$4,224,270

FFO and Related Measures

(unaudited)

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to FFO, Core FFO, AFFO, and Core AFFO:

	Three Months ended December 31,		Twelve Months ended December 31,
	2023	2022	2023	2022

Net loss	$(1,285,450)	$(872,851)	$(4,441,465)	$(2,747,178)
Other expense	-	-	506,639	-
Loss on derivative valuation, net	401,782	-	401,782	-
Depreciation and amortization	1,441,599	559,896	3,538,569	2,110,975
Funds From Operations	$557,931	$(312,955)	$5,525	$(636,203)
Amortization of debt issuance costs	42,755	29,566	146,745	118,930
Non-cash stock compensation	94,935	92,969	382,002	421,882
Write-off of deferred financing costs	-	114,734	-	252,256
Adjustments to Funds From Operations	$137,690	$237,269	$528,747	$793,068
Core Funds From Operations	$695,621	$(75,686)	$534,272	$156,865

Net loss	$(1,285,450)	$(872,851)	$(4,441,465)	$(2,747,178)
Other expense	-	-	506,639	-
Loss on derivative valuation, net	401,782	-	401,782	-
Depreciation and amortization	1,441,599	559,896	3,538,569	2,110,975
Amortization of debt issuance costs	42,755	29,566	146,745	118,930
Above and below-market lease amortization, net	79,084	(26,297)	(2,873)	(102,775)
Straight line rent, net	3,189	23,930	64,572	53,193
Adjustments to net loss	$1,968,409	$587,095	$4,655,434	$2,180,323
Adjusted Funds From Operations	$682,959	$(285,756)	$213,969	$(566,855)

Dead deal expense	-	21,691	109,569	174,722
Loss on debt extinguishment	-	-	-	144,029
Non-cash stock compensation	94,935	92,969	382,002	421,882
Write-off of deferred financing costs	-	114,734	-	252,256
Adjustments to Adjusted Funds From Operations	$94,935	$229,394	$491,571	$992,889
Core Adjusted Funds From Operations	$777,894	$(56,362)	$705,540	$426,034

Net loss	$(1,285,450)	$(872,851)	$(4,441,465)	$(2,747,178)
Less: Net income attributable to non-controlling interests	593,881	103,515	1,275,797	490,462
Net loss attributable to Generation Income Properties, Inc.	$(1,879,331)	$(976,366)	$(5,717,262)	$(3,237,640)
Less: Preferred stock dividends	$285,000	$-	$475,000	$-
Net loss attributable to common shareholders	$(2,164,331)	$(976,366)	$(6,192,262)	$(3,237,640)

Total Weighted Average Shares of Common Stock Outstanding – Basic & Diluted	2,528,109	2,501,644	2,520,437	2,313,112

Basic & Diluted Income (Loss) Per Share Attributable to Common Stockholders	$(0.86)	$(0.39)	$(2.46)	$(1.40)

Our reported results are presented in accordance with GAAP. We also disclose funds from operations ("FFO"), adjusted funds from operations ("AFFO"), core funds from operations ("Core FFO") and core adjusted funds of operations ("Core AFFO") all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and related measures do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gains from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. We then adjust FFO for non-cash revenues and expenses such as amortization of deferred financing costs, above and below market lease intangible amortization, straight line rent adjustment where the Company is both the lessor and lessee, and non-cash stock compensation to calculate Core AFFO.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. We believe that Core FFO and Core AFFO are useful measures for management and investors because they further remove the effect of non-cash expenses and certain other expenses that are not directly related to real estate operations. We use each as measures of our performance when we formulate corporate goals.

As FFO excludes depreciation and amortization, gains and losses from property dispositions that are available for distribution to stockholders and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income or loss. However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties which could be significant economic costs and could materially impact our results from operations. Additionally, FFO does not reflect distributions paid to redeemable non-controlling interests.

Investor Contacts

Investor Relations

ir@gipreit.com